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                                                                    Exhibit 2.02

                            OPTION EXCHANGE AGREEMENT


         THIS OPTION EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of November __, 1996 (the "Agreement Date") by and among HNC SOFTWARE INC., a Delaware corporation ("HNC"), RETEK DISTRIBUTION CORPORATION, a British Virgin Islands corporation ("Retek") that is an international business company formed under the British Virgin Islands' International Business Companies Act, and the holders of all of the outstanding options to purchase shares of Retek (each individually a "Retek Optionee" and collectively the "Retek Optionees").

                                    RECITALS

         A. On October 25, 1996 (the "Plan Date"), Retek, the holders of 100% of the outstanding shares of Retek and HNC entered into an Exchange Agreement (the "Plan") providing for HNC's acquisition of all of the outstanding shares of Retek in exchange for shares of HNC Common Stock on the terms and conditions of the Plan. In addition, the Plan calls for all outstanding options to purchase shares of Retek Stock to be exchanged for the issuance by HNC of options to purchase shares of HNC Common Stock as set forth in Section 2.2 of the Plan. The exchange of shares of Retek Stock for shares of HNC Common Stock and the exchange of Retek Options (as defined below) for HNC Options (as defined below) contemplated by the Plan and this Agreement are collectively referred to herein as the "Exchange".

         B. It is a condition precedent to the Exchange and the other transactions contemplated by the Plan that each Retek Optionee exchanges his/her Retek Options for options to purchase HNC Common Stock as provided in Section
2.2 of the Plan.

         C. The parties hereto intend for the Exchange to qualify as a "pooling of interests" transaction for accounting purposes.

         D. The parties acknowledge that the Exchange will not qualify as and is not intended to qualify as a reorganization under Section 368 of the U.S. Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the meanings set forth below:

                  1.2 "HNC Average Price Per Share" means the average of the closing prices per share of HNC Common Stock as quoted on the Nasdaq National Market (or such other exchange or quotation system on which HNC Common Stock is then traded or quoted) and reported in The Wall Street Journal for the ten (10) trading days ending on, and including, November 1, 1996; provided, however, that notwithstanding the
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foregoing, in no event shall the HNC Average Price Per Share, for purposes of this Agreement, be less than $28.00 per share of HNC Common Stock, as presently constituted.

                  1.3 "HNC Common Stock" means the Common Stock, $0.001 par value per share, of HNC.

                  1.6 "Retek Stock" means the ordinary shares of Retek, U.S. $1.00 par value per share, comprising the authorized capital of Retek, as constituted immediately prior to the Closing.

                  1.7 "Retek Derivative Securities" means, collectively, (a) any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any shares of the capital stock of Retek (collectively, "Retek Stock Rights"); (b) any note, evidence of indebtedness, stock or other security of Retek that is convertible into or exchangeable for any shares of the capital stock of Retek or any Retek Stock Rights ("Retek Convertible Security"); and (c) any warrant, option, right, note, evidence of indebtedness, stock or other security that entitles the holder thereof to purchase or otherwise acquire any Retek Stock Rights or any Retek Convertible Security; provided, however, that the term "Retek Derivative Securities" does not include any Retek Options (as defined below).

                  1.8 "Retek Fully Diluted Number" means that number that is equal to the sum of: (a) the total number of shares of Retek Stock that are issued and outstanding immediately prior to the Closing; plus (b) the total number of shares of Retek Stock that are issuable by Retek upon the exercise of all Retek Options that are issued and outstanding immediately prior to the Closing; plus (c) the total number of shares of Retek Stock that, immediately prior to the Closing, are directly or indirectly ultimately issuable by Retek upon the exercise, conversion or exchange of all Retek Derivative Securities (if any) that are issued and outstanding immediately prior to the Closing.

                  1.9 "Retek Optionees" means those persons who, immediately prior to the Closing, hold outstanding options to purchase shares of Retek Stock, who will consist solely of those individuals listed on Exhibit A hereto.

                  1.10 "Retek Options" means options to purchase shares of Retek Stock granted by Retek and outstanding immediately prior to the Closing, and which are collectively listed on the various versions of Exhibit B attached hereto.

                  1.11 "Closing", as defined in Section 7.1 of the Plan, means the closing of the transactions for consummation of the Exchange.

                  1.12 "Closing Date", as defined in Section 7.1 of the Plan, means November 30, 1996 or such other date on or before the Termination Date (December 1, 1996) that HNC and Retek mutually agree in writing.

                  1.13 "Exchange Number" means the quotient obtained by dividing
(i) the Transaction Shares by (ii) the Retek Fully Diluted Number.

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                  1.14 "Exchange Shares" means the total number of shares of HNC
Common Stock, as presently constituted, that will be issued under the Plan upon the exchange of all of the shares of Retek Stock that are issued and outstanding immediately prior to the Closing and is equal to the product obtained by multiplying (i) the total number of shares of Retek Stock that are issued and outstanding immediately prior to the Closing by (ii) the Exchange Number.

                  1.15 "Transaction Shares" means that number of shares of HNC Common Stock, as presently constituted, that is equal to the quotient obtained by dividing (i) $47,329,000 by (ii) the lesser of: (A) $35.00 per share of HNC Common Stock, as presently constituted; or (B) the HNC Average Price Per Share.

         Other capitalized terms not defined in this Section 1 or elsewhere in this Agreement shall have the meanings assigned to such terms in the Plan.

         2. THE EXCHANGE OF RETEK OPTIONS

                  2.1 Exchange of Options. Subject to the terms and conditions of this Agreement, each Retek Optionee hereby agrees that, at the Closing of the Exchange, each Retek Option that is held by such Retek Optionee and is outstanding immediately prior to the Closing shall at the Closing be irrevocably surrendered and released to HNC by such Retek Optionee and exchanged by such Retek Optionee for an option (an "HNC Option") to purchase that number of shares of HNC Common Stock determined by multiplying the number of shares of Retek Stock subject to such surrendered Retek Option immediately prior to the Closing by the Exchange Number, at an exercise price per share of HNC Common Stock equal to the exercise price per share of Retek Stock that was in effect for such Retek Option immediately prior to the Closing divided by the Exchange Number, rounded up to the nearest whole cent; provided, however, that if the foregoing calculation would result in a Retek Option being exchanged for an HNC Option that, after aggregating all the shares of HNC Common Stock issuable upon the exercise of such HNC Option, would be exercisable for a fraction of a share of HNC Common Stock, then the number of shares of HNC Common Stock subject to such HNC Option shall be rounded up to the nearest whole number of shares of HNC Common Stock.

                  2.2 Terms of Option. The terms, exercisability, vesting schedule, status as an "nonqualified stock option" and all other terms and conditions of Retek Options (including but not limited to the terms and conditions applicable to such options by virtue of the applicable stock option agreement) shall (except as otherwise provided in the terms of such Retek Options), to the extent permitted by law and otherwise reasonably practicable, be unchanged and continue in effect after the Exchange. Continuous employment with Retek prior to the Closing shall be credited to the Retek Optionee for purposes of determining the vesting of the number of shares of HNC Common Stock subject to exercise under the HNC Option issued to such Retek Optionee pursuant to this Agreement in exchange for such Retek Optionee's Retek Option.

                  2.3 Replacement Option Documentation. Subject to surrender, if so requested by HNC, of the applicable Retek Option documentation at the Closing, each


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Retek Optionee shall receive a memorandum from HNC within twenty (20 ) business days after the Closing setting forth the number of shares of HNC Common Stock subject to such optionee's option and the exercise price per share of HNC Common Stock.

                  2.4 Registration of Underlying Shares. HNC shall use its best efforts to cause the shares of HNC Common Stock that are issuable upon exercise of the HNC Options that are issued in exchange for Retek Options under Section
2.1 to be registered on a registration statement (or to be issued pursuant to a then-effective registration statement) on Form S-8 (or successor form) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), as soon as reasonably practicable after the Closing, and no later than 45 days after the Closing of the Exchange, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such HNC Options remain outstanding and HNC Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  2.5 Adjustments for Capital Changes. Notwithstanding the foregoing, if at any time after the Agreement Date and prior to the Closing, HNC or Retek recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares into a greater number of shares, or a combination (or reverse stock split) of any of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a subdivision or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares of HNC Common Stock (a "Capital Change"), then the number of shares of HNC Common Stock for which shares of Retek Stock are to be exchanged in the Exchange, and the number of shares of HNC Common Stock to be issued upon exercise of the HNC Options issued in exchange for the Retek Options in the Exchange (and the exercise price of such HNC Options), shall be appropriately, equitably and proportionately adjusted (as agreed to by HNC and Retek if it involves something other than a mathematical adjustment) so as to maintain the proportionate interests of the shareholders of Retek and the shareholders of HNC contemplated hereby (and, indirectly, the holders of the Retek Options) so as to maintain the proportional interests of the holders of Retek Stock and Retek Options contemplated by the Plan. The provisions of this Section shall not apply to any transaction not permitted to be undertaken by Retek under the provisions of the Plan. In the event that a Capital Change affecting HNC Common Stock occurs prior to the Closing, then all prices per share and numbers of shares used to compute the Exchange Number shall be deemed to have been equitably adjusted to reflect such Capital Change as necessary to effect the purposes and intent of this Section.

                  2.6 Further Assurances. If, at any time after the Closing, HNC considers or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Exchange or to carry out the purposes of this Agreement at or after the Closing, then HNC, Retek and their respective officers and directors may, and each Retek Optionee shall, execute and deliver all such proper deeds,


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assignments, instruments and assurances and do all other things necessary or desirable to consummate the Exchange and to carry out the purposes of this Agreement.

                  2.7 Securities Laws Issues. HNC shall issue the HNC Options pursuant to an exemption from registration under Section 4(2) and/or Regulation D promulgated under the 1933 Act. Concurrently with execution of this Agreement, each Retek Optionee has executed and delivered to HNC an Optionee Investment Representation Letter in the form of Exhibit C hereto. The undersigned acknowledges that he/she may not freely sell the HNC Common Stock subject to his/her HNC Option until such shares have been registered on Form S-8 with the SEC.

                  2.8 Example. Exhibit D hereto sets forth an illustration of the operation of the provisions of Section 2 of this Agreement regarding the exchange of shares of Retek Options in the Exchange.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF RETEK OPTIONEES

                  3.1 Equity Interest; Release. The undersigned Retek Optionee represents and warrants to Retek and HNC that (a) the Retek Option identified on the individual Exhibit B hereto provided to such Retek Optionee accurately describes the undersigned's option to purchase shares of Retek Stock and the terms thereof; (b) the undersigned Retek Optionee is the sole record and beneficial owner of such Retek Option and no other person or entity has any interest therein; (c) the Retek Option shown on such Retek Optionee's individual Exhibit B is the only Retek Option or other security of Retek owned or held by such Retek Optionee; and (d) such Retek Option is in compliance with and in full satisfaction of all promises, offers and commitments, written or oral, of Retek and/or its management to the undersigned Retek Optionee for an equity interest in Retek. The undersigned Retek Optionee hereby releases and waives any claims or rights he/she may have to any options, shares or securities of, or equity participation in, Retek or its subsidiaries, other than his/her Retek Option described in the individual Exhibit B hereto.

                  3.2 Review of Documents; Advice of Counsel. The undersigned Retek Optionee represents and warrants that he/she has read and understands the Optionee Investment Representation Letter, this Agreement and the Information Statement describing the principal terms and conditions of the Plan and the Exchange, and acknowledges that he/she has been advised by Retek and its counsel of the desirability of consulting independent legal counsel regarding the Exchange, this Agreement, the Optionee Investment Representation Letter, the Plan and the Information Statement.

                  3.3 Surrender of Retek Options. At the Closing of the Exchange, the undersigned Retek Optionee shall deliver and surrender his/her Retek Option in exchange for an HNC Option, as provided herein and in the Plan.

         4.       MISCELLANEOUS


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                  4.1 Governing Law. The internal laws of the State of
California, U.S.A. (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  4.2 Assignment; Binding Upon Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, except that HNC may assign its respective rights and/or obligations to any wholly-owned subsidiary of HNC. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  4.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

                  4.4 Amendment and Waivers. Any term or provision of this Agreement may be amended only by a writing executed by HNC, Retek and each affected Retek Optionee, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby.

                  4.5 Entire Agreement. This Agreement and the exhibits hereto, together with the Optionee Investment Representation Letter, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

                  4.6 Conditions Precedent. This Agreement and the Optionee Investment Representation Letter shall not be effective unless and until the Exchange is closed as provided under the Plan. If the Exchange is closed, this Agreement shall be deemed effective simultaneously with such Closing.





                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HNC SOFTWARE INC.                           RETEK DISTRIBUTION CORPORATION


By:  /s/ Robert L. North                    By:  /s/ Robert Jennings
     --------------------------                  --------------------------
Its:  President                             Its: President


                                            RETEK OPTIONEES


                                            /s/ Ron Beattie
                                            --------------------------
                                            Ron Beattie


                                            /s/ Morgan Day
                                            --------------------------
                                            Morgan Day


                                            /s/ Steve Fluin
                                            --------------------------
                                            Steve Fluin


                                            /s/ John Goedert
                                            --------------------------
                                            John Goedert


                                            /s/ Ian Johnston
                                            --------------------------
                                            Ian Johnston


                                            /s/ Gordon Masson
                                            --------------------------
                                            Gordon Masson


                                            /s/ Maureen McGlinn
                                            --------------------------
                                            Maureen McGlinn


                                            /s/ Kurt Waltenbaugh
                                            --------------------------
                                            Kurt Waltenbaugh


                                            /s/ Michael Wright
                                            --------------------------
                                            Michael Wright


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                  [SIGNATURE PAGE TO OPTION EXCHANGE AGREEMENT]


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                                LIST OF EXHIBITS


Exhibit A             Retek Optionees

Exhibit B             Terms of Option (individualized for each Retek Optionee)

Exhibit C             Optionee Investment Representation Letter

Exhibit D             Example of Exchange Number as Applied to Retek Options

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                                    EXHIBIT A


                                Name of Optionees


Ron Beattie


Morgan Day


Steve Fluin


John Goedert


Ian Johnston


Gordon Masson


Maureen McGlinn


Kurt Waltenbaugh


Michael Wright
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                                    EXHIBIT B


                                 Terms of Option


                               (Name of Optionee)


No. of Options      Date of Grant   Period of Vesting   Price per Share
--------------      -------------   -----------------   ---------------
                                                             ($US)
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                                    EXHIBIT C


                    Optionee Investment Representation Letter

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                                    EXHIBIT D



             Example of Exchange Number as Applied to Retek Options